EXHIBIT (25)

POWER OF ATTORNEY




	The undersigned directors of Bausch & Lomb Incorporated (the "Company"), each hereby constitutes and appoints William
H. Waltrip and Jay T. Holmes, or either of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned the Company's Annual Report on Form 10-K for the year ended December 30, 1995, to be filed with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934 and the related rules and regulations thereunder, and any amendment or amendments thereto, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 27th day of February, 1996.



/s/ Franklin E. Agnew		          /s/ John R. Purcell
Franklin E. Agnew			             John R. Purcell


/s/ William Balderston III	      /s/ Linda Johnson Rice
William Balderston III		         Linda Johnson Rice


/s/ Bradford R. Boss		           /s/ Alvin W. Trivelpiece
Bradford R. Boss			              Alvin W. Trivelpiece


/s/ Jay T. Holmes			             /s/ William H. Waltrip
Jay T. Holmes				                William H. Waltrip


/s/ Ruth R. McMullin		           /s/ Kenneth L. Wolfe
Ruth R. McMullin		              	Kenneth L. Wolfe